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                                                                     EXHIBIT 2.4


                                  $650,000,000

                        DOBSON COMMUNICATIONS CORPORATION

                          8-7/8% SENIOR NOTES DUE 2013

                               PURCHASE AGREEMENT

                                                              September 12, 2003


Lehman Brothers Inc.
745 Seventh Avenue, 19th Floor
New York, New York  10019

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Ladies and Gentlemen:

         Dobson Communications Corporation, an Oklahoma corporation (the "COMPANY"), proposes to issue and sell (the "OFFERING") to the several Initial Purchasers named in Schedule I hereto (the "INITIAL PURCHASERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, $650,000,000 in aggregate principal amount of its 8-7/8% Senior Notes due 2013 (the "NOTES") pursuant to the terms of an indenture (the "INDENTURE"), to be dated as of September 26, 2003, between the Company and The Bank of Oklahoma, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings specified therefor in the Offering Memorandum (as defined below).

         The Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated September 8, 2003 (the "PRELIMINARY OFFERING MEMORANDUM") and will prepare a final offering memorandum, to be dated September 12, 2003 (the "OFFERING MEMORANDUM," and, together with the Preliminary Offering Memorandum, the "OFFERING DOCUMENTS"), relating to the Company and the Notes.

         The Initial Purchasers may make offers of the Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the


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Securities Act ("QUALIFIED INSTITUTIONAL BUYERS") and (ii) outside the United
States to persons other than U.S. Persons in offshore transactions meeting the requirements of Regulation S under the Securities Act ("REGULATION S") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. The Initial Purchasers represent that they intend initially to offer the Notes to Eligible Purchasers at the price specified on the cover page of the Offering Memorandum. Thereafter, the offering price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated as of September 26, 2003, between the Company and the Representatives on behalf of the Initial Purchasers, for so long as such Notes constitute Transfer Restricted Securities (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 8-7/8% Senior Notes due 2013 (the "EXCHANGE NOTES") to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the "EXCHANGE OFFER") and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS". This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

         SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agree with the Initial Purchasers that, as of the date hereof:

                  (a) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Eligible Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or, until such time as the Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "TRUST INDENTURE ACT," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

                  (b) The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes and to be registered under the Securities Act. None of the Company, their respective affiliates


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         (as such term is defined in Rule 501 under the Securities Act (each, an
         "AFFILIATE")), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Notes sold in reliance upon Regulation S, (i) none of the Company and its respective Affiliates or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) the Company and its respective Affiliates and any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S. The Company is a "reporting issuer" as defined in Rule 902 under the Securities Act.

                  (c) The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

                  (d) The Preliminary Offering Memorandum as of its date did not, and the Offering Memorandum at the date hereof, does not, and at the Closing Date (as defined herein), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(d) do not apply to statements or omissions in the Offering Documents based upon information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein. No order preventing the use of any of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act of 1933 or any state securities or blue sky laws has been issued.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except where (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder may be limited by applicable law and public policy.


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                  (f) The Registration Rights Agreement has been duly authorized by the Company and when duly executed and delivered by the Company (assuming due execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except where (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to rights of creditors and other obligees generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution thereunder may be limited by applicable law and public policy. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) an Exchange Offer Registration Statement and (ii) to the extent required by the Registration Rights Agreement, a Shelf Registration Statement, and in each case, to use its best efforts to cause such registration statements to be declared effective as soon as practicable and in any event by the date specified in the Registration Rights Agreement.

                  (g) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, and issued against surrender of the Notes as contemplated by the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

                  (h) The Indenture has been duly authorized by the Company and, when duly executed by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), is required in connection with the rules and regulations of the


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         Commission, and the Indenture, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Memorandum.

                  (i) The Notes, the Exchange Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

                  (j) KPMG LLP, who have expressed their opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of each of the Company and American Cellular Corporation included or incorporated by reference in the Offering Memorandum, are independent public accountants with respect to each of the Company and American Cellular Corporation within the meaning of Regulation S-X under the Exchange Act.

                  (k) The financial statements, together with the related notes, included in or incorporated by reference the Offering Memorandum present fairly the consolidated financial position of each of the Company and its subsidiaries and American Cellular Corporation and its subsidiaries, as the case may be, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Summary - Summary Historical, Pro Forma and as Adjusted Consolidated Financial and Other Data" and "Selected Consolidated Financial and Other Data" fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum. The pro forma consolidated condensed financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference elsewhere in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (l) Subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and each of its subsidiaries (as such term is defined in Section 14) (each a "SUBSIDIARY"), considered as one entity (any such change is called a "MATERIAL ADVERSE CHANGE"); (ii) other than the Notes, neither the Company nor any of its Subsidiaries, considered as one entity, have incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been


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         no dividend or distribution of any kind declared, paid or made by the
         Company or, except for dividends paid to the Company or other subsidiaries, any other Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any other Subsidiary of any class of capital stock.

                  (m) The Company and each Subsidiary has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of organization, is duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Change, and each has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Change; the Subsidiaries listed on Schedule II hereto (collectively, the "SIGNIFICANT SUBSIDIARIES")) are the only "significant subsidiaries," as such term is defined in Rule 405 of the rules and regulations of the Commission under the Securities Act, on a pro forma basis to give effect to the restructuring of American Cellular Corporation.

                  (n) The Company has an authorized capitalization as set forth in the Offering Memorandum (and on the Closing Date will have the authorized capitalization so set forth in the Offering Memorandum as of that date) and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Offering Memorandum. All of the issued shares of capital stock or limited liability company interests, as the case may be, of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims contemplated by the credit facility to be entered into on the Closing Date by Dobson Operating Co., L.L.C. and the lenders named therein (the "SENIOR CREDIT FACILITY") or otherwise described in the Offering Memorandum.

                  (o) Neither the Company nor any Subsidiary is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any Subsidiary, is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary, is subject, including the Senior Credit Facility (each, an "EXISTING INSTRUMENT"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture by the Company, as the case may be, and the issuance and delivery of the Notes or the Exchange Notes, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum have been duly authorized by all necessary corporate


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         action and will not result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or, except for the consent required under Section 5(j) hereof, require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary.

                  (p) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement, the Registration Rights Agreement, or the Indenture, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

                  (q) There are no legal or governmental actions, suits or proceedings pending or, to the best of knowledge of the Company, threatened against or affecting the Company or any Subsidiary which, if determined adversely to the Company or such Subsidiary, could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with employees retained to provide services to the Company or any of its subsidiaries that could result in a Material Adverse Change exists or, to the best knowledge of the Company, is threatened or imminent.

                  (r) The Company and the Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

                  (s) The Company and the Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.


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                  (t) The Company and each Subsidiary have good title to all the properties and assets reflected as owned in the financial statements referred to in paragraph (k) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as would not reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company and each Subsidiary are held under valid and enforceable leases, except as would not reasonably be expected to result in a Material Adverse
         Change.

                  (u) There are no material contracts or other documents that would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act or the rules and regulations of the Commission thereunder relating to the registration of the Notes that have not been described in the Offering Memorandum.

                  (v) No relationship, direct or indirect, exists between or among the Company or any subsidiary of the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or their respective subsidiaries on the other hand, that would be required to be described or included in a prospectus included in a registration statement on Form S-1 under the Securities Act or the rules and regulations of the Commission thereunder relating to the registration of the Notes except as described or contemplated in the Offering Memorandum.

                  (w) The Company and each Subsidiary, as applicable, have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them as reflected on such returns, and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves, if any, in the applicable financial statements referred to in paragraph (k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

                  (x) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not , nor after receipt of payment for the Notes will be, an "investment company" within the meaning of Investment Company Act, and the Company will conduct its respective business in a manner so that it will not become subject to the Investment Company Act.

                  (y) The Company and each Subsidiary is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes.


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                  (z) The Company has not taken nor will take, directly or
         indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

                  (aa) The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (i) the fair market value of the assets of the Company, as applicable, is greater than the total amount of liabilities (including contingent liabilities) of the Company, as applicable, (ii) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company, as applicable, on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and
         (iv) the Company does not have unreasonably small capital.

                  (bb) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) Neither the Company nor any Subsidiary has violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, except for violations that, individually or in the aggregate, would not result in a Material Adverse Change. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) except for such events that, individually or in the aggregate, would not result in a Material Adverse Change; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the best of knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


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                  (dd) All licenses and authorizations issued by the Federal
         Communications Commission ("FCC") and state authorities governing telecommunications matters (the "LICENSES") required for the operation of the business of the Company and the Subsidiaries, are in full force and effect. All fees due and payable to governmental authorities pursuant to the rules governing Licenses have been paid. No event has occurred with respect to the Licenses held by the Company or the Subsidiaries which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation of any Licenses. Each of the Company and the Subsidiaries is in compliance in all material respects with the terms of the Licenses, as applicable, and there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which the Company or any Subsidiary has received notice, nor, to the best knowledge of the Company, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine (that is material to the Company and the Subsidiaries, taken as a whole) by any regulatory authority. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution, delivery and performance of this Agreement, except where the failure to have made such notification or to have obtained such consent would not result in a Material Adverse Change, and the issuance and delivery of the Notes, to avoid the loss of any such License, permit, consent, concession or other authorization or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto.

                  (ee) Upon application of the net proceeds of the Offering as set forth in the Final Memorandum, all amounts outstanding under the terms of the Amended, Restated and Consolidated Credit Agreement dated as of January 18, 2000, as amended, between and among Dobson Operating Co., L.L.C., Bank of America, N.A., as administrative agent, First Union National Bank and PNC Bank, National Association, as co-documentation agents, and the lenders thereto, (the "EXISTING CREDIT FACILITY") shall have been fully repaid.

         The Company understands that the Initial Purchasers and, for purposes of the opinions to be delivered to you pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         SECTION 2. Purchase, Sale and Delivery of the Notes.

                  (a) The Notes. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite its name on
         Schedule I, at a purchase price of 98.125% of the principal amount thereof payable on the Closing Date.

                  (b) The Closing Date. Delivery of certificates for the Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on September 26, 2003 or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "CLOSING DATE"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 3(b).

                  (c) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to Lehman Brothers Inc. for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

                  (d) Delivery of Offering Memorandum to the Initial Purchasers. Prior to the Closing Date, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities, at such time or times and at such places as the Initial Purchasers shall reasonably request.

                  (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "ACCREDITED INVESTOR").

         SECTION 3. Additional Covenants. The Company further covenants and agrees with each Initial Purchaser as follows:

                  (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

                  (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Notes by the Initial Purchasers with the Eligible Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare, and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

                  The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 8 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

                  (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

                  (d) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Notes for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

                  (f) DTC. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

                  (g) Additional Issuer Information. During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information ("ADDITIONAL ISSUER INFORMATION") satisfying the requirements of subsection
         (d)(4)(i) of Rule 144A.

                  (h) Future Reports to the Initial Purchasers. For a period of three (3) years from the date of this Agreement, the Company will furnish to the Representatives as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Notes).

                  (i) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Eligible Purchasers or (iii) the resale of the Notes by such Eligible Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                  (j) Legended Notes. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

                  (k) PORTAL(R). The Company will use its best efforts to cause the Notes to be eligible for the PORTAL(R) market.

                  (l) No Resales. During the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

         Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, may, in their discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         SECTION 4. Expenses. The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and exhibits thereto; (iii) the costs incident to the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the fees, disbursements and expenses of the Company and its counsel and accountants; (v) all expenses and listing fees in connection with the application for quotation of the Notes in PORTAL(R); (vi) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by DTC for "book-entry" transfer; (vii) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(a) and of preparing, printing and distributing a Blue Sky Memorandum (including reasonable related fees and expenses of counsel to the Initial Purchasers); (viii) any fees charged by securities rating services for rating the Notes; (ix) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes; and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 4 and in Section 6, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes in connection with any resale of the Notes by the Initial Purchasers subsequent to their initial purchase and resale of the Notes and the expenses of advertising any offering of the Notes made by the Initial Purchasers.

         SECTION 5. Conditions of the Obligations of the Initial Purchasers. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions.

                  (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (b) All of the representations and warranties of the Company contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied in all material respects with all of the agreements contained herein and required to be performed or complied with by them at or prior to the Closing Date.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Documents, the Offering Documents, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Each of the Initial Purchasers shall have received on the Closing Date an opinion, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, dated the Closing Date, from McAfee & Taft A Professional Corporation, special counsel for the Company substantially in the form attached hereto as Exhibit 5(d), as the Initial Purchasers may reasonably request.

                  (e) Each of the Initial Purchasers shall have received on the Closing Date an opinion, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, dated the Closing Date, from regulatory counsel for the Company substantially in the form attached hereto as Exhibit 5(e), as the Initial Purchasers may reasonably request.

                  (f) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) On the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (h) On the Closing Date, the Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (i) Concurrently with the closing of the Offering, all amounts outstanding under the Existing Credit Facility shall be fully repaid.

                  (j) The Notes shall have been approved for trading in PORTAL(R).

                  (k) The Initial Purchasers shall have received from KPMG LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are certified independent public accountants with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (l) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Company shall have furnished to the Initial

         Purchasers a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Initial Purchasers and dated such Closing Date (i) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (ii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (m) The Initial Purchasers shall have received (a) a certificate from the Company, dated the Closing Date, signed by its Chairman of the Board, President or a Vice President and its chief financial officer stating that:

                  (i) the representations, warranties and agreements of the Company in Section 1 are true and correct as of such Closing Date; the Company has complied with all of its agreements contained herein; and the conditions set forth in Sections 5(o) and 5(p) have been fulfilled; and

                  (ii) they have carefully examined the Preliminary Offering Memorandum and the Offering Memorandum and, in their opinion
                  (A) the Preliminary Offering Memorandum and Offering Memorandum, as of their respective dates, did not, and the Offering Memorandum, as of the Closing Date, does not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
                  (B) since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to Offering Memorandum.

                  (n) (i) None of the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and any Subsidiary, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

                  (o) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Company's Notes by any "nationally recognized statistical rating organization", as that term is defined by the

         Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) such organization shall not have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, has been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium has been declared by Federal or state authorities; (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date or that, in the judgment of Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, would materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         SECTION 6. Reimbursement of Initial Purchasers' Expenses. If the Company shall fail to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Initial Purchasers, the Company shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

         SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

                  (a) Offers and sales of the Notes will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Section 7(d) hereof.

                  (b) The Notes will be offered by approaching prospective Eligible Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Notes.

                  (c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS
         NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY,
         (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS

         BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
         (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THE COMPANY, THE TRUSTEE, AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE
         (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                  (d) With respect to Notes sold in reliance on Regulation S, each Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as are permitted by and include the statements required by Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the distribution compliance period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                  (e) Following the sale of the Notes by the Initial Purchasers to Eligible Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

         SECTION 8. Indemnification and Contribution. (a) The Company, shall jointly and severally, indemnify and hold harmless each Initial Purchaser, its officers, employees and affiliates, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Initial Purchaser, officer, employee, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such Application, document or information being hereinafter called a "BLUE SKY APPLICATION") or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such officer, employee, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Offering Memorandum or in any such amendment or supplement, or in any Blue Sky Application or Marketing Materials in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein which information consists solely of the information specified in Section 8(e); provided, further, that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement contained in this
Section 8(b) shall not inure to the benefit of the Initial Purchasers from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned if, to the extent that such sale was an initial sale by the Initial Purchasers and any such loss, claim, damage or liability of the Initial Purchasers is a result of the fact that both (A) a copy of the Offering Memorandum was not sent or given to such person at or prior to written confirmation of the sale of such Notes to such person and (B) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless such failure to deliver the Offering Memorandum was a result of noncompliance by the Company with Section 3(c) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser or to any officer, employee or controlling person of that Initial Purchaser.

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, their officers and employees, each of their directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel has been specifically authorized by the indemnifying party in writing, or (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or
         (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by (x) Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated if the indemnified parties under this Section 8 consist of the Initial Purchasers or any of their respective officers, employees or controlling Persons or (y) by the Company, if the indemnified parties under this Section 8 consist of any of the Company or any of their respective directors, officers, employees or controlling Persons. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause
         (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total purchase discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective Purchase obligations and not joint.

                  (e) The Initial Purchasers severally confirm and the Company acknowledges that the last sentence of the cover page of the Offering Memorandum and the first sentence of paragraphs 5 and 6 under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.


         SECTION 9. Defaulting Initial Purchasers.

         If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the amount of the Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total amount of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total amount of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on the Closing Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Representative do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 4 and 6. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in

Schedule I hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Initial Purchaser or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

         SECTION 10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 5(n), 5(o) and 5(p) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

         SECTION 11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to:

                           (i) Lehman Brothers Inc., 745 Seventh Avenue, 19th
                  Floor New York, New York 10019, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019;

                           (ii) Morgan Stanley & Co. Incorporated, 1585
                  Broadway, New York, New York 10036, Attention: Global Capital Markets Syndicate Desk (Fax: 212-761-0538), with a copy, in the case of any notice pursuant to Section 8(d), to Director of Litigation, Law Division, Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020; and

                           (iii) with a copy to Weil, Gotshal & Manges LLP, 767
                  Fifth Avenue, New York, New York 10153, Attention: Rod Miller, Esq. (Fax: 212-310-8007); and

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to:

                           (i) the address of the Company set forth in the
                  Offering Memorandum, Attention: Bruce R. Knooihuizen, Executive Vice President and Chief Financial Officer/Ronald L. Ripley, Vice President and Senior Corporate Counsel (Fax:
                  405-529-8515),

                           (ii) with a copy to McAfee & Taft, A Professional
                  Corporation, 211 North Robinson, Suite 1000, Oklahoma City, Oklahoma 73102, Attention: Theodore M. Elam, Esq. (Fax:
                  405-235-0439);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(b) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, which address will be supplied to any other party hereto by Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated.

         SECTION 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act; provided, however, that, subsequent to the date hereof and prior to the Closing Date, the Representatives may assign, on a pro rata basis, up to an aggregate of 10% of the aggregate principal amount of Notes purchased hereunder; and provided further, that to the extent of any such assignment pursuant to this Section 12, any such assignee pursuant to this Section 12 shall be deemed to have assumed the obligations of an Initial Purchaser hereunder, shall be entitled to the benefits of the representations, warranties, indemnities and agreements of the Company set forth herein, and shall execute and deliver an Initial Purchaser letter substantially in the form attached hereto as Annex A. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 13. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 14. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "SUBSIDIARY" has the meaning set forth in Rule 405 of the rules and regulations of the Commission under the Securities Act.

         SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts and, if executed in two or more counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers under this Purchase Agreement, please indicate your acceptance in the space provided for that purpose below.

                                            Very truly yours,


                                            DOBSON COMMUNICATIONS CORPORATION


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

Accepted:

LEHMAN BROTHERS INC.


By:
    ---------------------------------
    Name:
    Authorized Representative



MORGAN STANLEY & CO. INCORPORATED


By:
    ---------------------------------
    Name:
    Authorized Representative


For themselves and as representative of the several Initial Purchasers named in
Schedule I hereto

                                   SCHEDULE I


Initial Purchaser                                     Principal Amount of Notes
-----------------                                     -------------------------

Lehman Brothers Inc.                                               $257,292,000
Morgan Stanley & Co. Incorporated                                   257,292,000
Bear, Stearns & Co. Inc.                                            102,916,000
Rabo Securities USA, Inc.                                            32,500,000
         Total                                                     $650,000,000
                                                                   ============

                                   SCHEDULE II

                            Significant Subsidiaries


Dobson Cellular Systems Inc.

Dobson Operating Co., L.L.C.

Dobson/Sygnet Communications Company

Dobson JV Company

American Cellular Corporation

American Cellular Wireless LLC

                                                                    EXHIBIT 5(d)


                        Form of Opinion of McAfee & Taft


                  We have acted as counsel to the Company in connection with the Purchase Agreement, pursuant to which the Initial Purchasers are purchasing $650.0 million principal amount of the Company's 8?% Senior Notes due 2013 (the "Notes"). This opinion is delivered to you at the request of the Company pursuant to Section 5(e) of the Purchase Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Purchase Agreement or the Offering Memorandum.

                  In connection with the opinions hereinafter expressed, we have
(a) investigated such questions of law, (b) examined such corporate documents and records of the Company and its subsidiaries, (c) examined such certificates of public officials and (d) received such information from officers and representatives of the Company and its subsidiaries as we have deemed necessary and appropriate for this opinion, and we have examined the documents listed on
Schedule I attached hereto.

                  In rendering the opinions herein set forth, we have assumed
(a) with respect to each document executed and delivered by the Company the due authorization, execution and delivery of each such document by any other party thereto and that each such document is valid, binding and enforceable against such other party, (b) the genuineness of all signatures except those of our client, (c) the authenticity of all documents submitted to us as originals and
(d) the conformity to originals of documents submitted to us as copies. As to various questions of fact material to our opinions, we have relied upon the representations made in the Purchase Agreement and upon a certificate of certain officers of the Company, a copy of which certificate is attached hereto.

                  Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Oklahoma.

                           (ii) The Company has corporate power and authority to
                  own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Operative Documents.

                           (iii) The Company is in good standing in each
                  jurisdiction listed on Schedule I hereto, and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged.

                           (iv) All of the issued and outstanding shares of
                  capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable. All of the shares of capital stock or limited liability company interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                           (v) The Purchase Agreement has been duly authorized,
                  executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification may be limited under applicable law.

                           (vi) The Registration Rights Agreement has been duly
                  authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

                           (vii) The Indenture has been duly authorized,
                  executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general principles of equity and except as rights to indemnification may be limited under applicable law.

                           (viii) The Notes are in the form contemplated by the
                  Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

                           (ix) The Exchange Notes have been duly and validly
                  authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

                           (x) The Notes and the Indenture conform in all
                  material respects to the descriptions thereof contained in the Offering Memorandum.

                           (xi) The statements in the Offering Memorandum under
                  the captions "Risk Factors--The restrictive covenants in our debt instruments may limit our operating flexibility. Our failure comply with these covenants could result in defaults under our indenture and future debt instruments even though we may be able to meet our debt service obligations," "--Your right to receive payments on the notes will be effectively subordinated to the rights of any of our existing and future secured creditors," "--Because we are a holding company and depend entirely on cash flow from our subsidiaries to meet our obligations, your right to receive payment on the notes will be effectively subordinated to our subsidiaries' obligations," "--We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture," "--If an active trading market does not develop for these notes you may not be able to resell them," "Description of Capital Stock," "Description of Other Indebtedness," "Description of the Notes," "Business--Legal Proceedings," "Related Party Transactions," "Certain Material United States Federal Tax Consequences", "Plan of Distribution" and "Notice to Investors," insofar as such statements constitute matters of law, summaries of legal matters, the Company's charter or by-law provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                           (xii) No consent, approval, authorization or other
                  order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, or the Indenture by the Company, as applicable, or the issuance and delivery of the Notes or the Exchange Notes, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

                           (xiii) The execution and delivery of the Purchase
                  Agreement, the Registration Rights Agreement, the Notes, the Exchange Notes and the Indenture by the Company and the performance by the Company, as applicable, of its respective obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Purchase Agreement, as to which no opinion need be rendered) have been duly authorized by all necessary corporate action on the part of the Company, as applicable; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company; (iii) will not conflict with, constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, credit facilities or to the best of our knowledge, any other material Existing Instrument; and (iv) to the best of our knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

                           (xiv) Other than the contracts set forth on Schedule
                  III hereto (each a "Material Contract"), there are no material contracts or other documents of which we are aware which would have been required under the Securities Act to have been described in a prospectus prepared as part of a registration statement on Form S-1 which have not been described in the Offering Memorandum.

                           (xv) The Company is not, and after receipt of payment
                  for the Notes and the use of proceeds therefrom, will not be, an "investment company" within the meaning of the Investment Company Act.

                           (xvi) Assuming the accuracy of the representations,
                  warranties and covenants of the Company and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Notes by the Initial Purchasers or the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. We express no opinion, however, as to when or under what circumstances any Initial Notes initially sold by the Initial Purchasers may be reoffered or resold.

                           (xvii) To the best of our knowledge, there are no
                  legal or governmental proceedings pending to which the Company or any of the Significant Subsidiaries is a party or of which any property or assets the Company or any of the Significant Subsidiaries is the subject which, if determined adversely to the Company or any of the Significant Subsidiaries, might result in a Material Adverse Change with respect to (A) the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and the Significant Subsidiaries or (B) the power or ability of the Company to perform its respective obligations under the Purchase Agreement or the consummation of any of the transactions contemplated thereby or in the Offering

                  Memorandum; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing has come to our attention which would lead us to believe that either the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we need express no belief as to the financial statements or other financial data derived therefrom, included in the Offering Memorandum or any amendments or supplements thereto).

                                                     Very truly yours,

                                                                    EXHIBIT 5(e)

                          Opinion of Regulatory Counsel

                           (i) The issue and sale of the Notes being delivered
                  on the date hereof by the Company and the compliance by the Company with all of the provisions of the Purchase Agreement and the consummation of the transactions contemplated thereby, do not and will not result in any violation of the provisions of (a) the Act or (b) to the best of our knowledge, any order or decree of the Federal Communications Commission ("FCC"). The execution, delivery and performance of the Purchase Agreement, the consummation of the transactions contemplated thereby, and the issuance and delivery of the Notes do not require any registration, filing, application, notice, transfer, consent, approval, audit, qualification, waive or other action of any kind by the FCC or any state authority governing telecommunications matters (the "LICENSES") or the violation or breach of any applicable law thereto, except for such filings, consents or approval which, if not made or obtained, would not result in a Material Adverse Change.

                           (ii) The statements contained in the Offering
                  Memorandum under "Risk Factors--Regulatory changes may impose restrictions that adversely affect us or cause us to incur significant unbudgeted costs in modifying our business plans or operations," and "Business - Regulation," insofar as all such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate and constitute a fair summary thereof.

                           (iii) All Licenses and authorizations issued by the
                  FCC and state authorities governing telecommunications matters required for the operation of the business of the Company and the Subsidiaries, as to the best of our knowledge, such business is being operated, are in full force and effect, except where the failure to have such License would not result in a Material Adverse Change. There are no pending modifications or amendments to the Licenses, or any revocation proceedings pending with respect to any of the Licenses which, if implemented or adversely decided, would result in a Material Adverse Change. To the best of our knowledge, all fees due and payable to governmental authorities pursuant to the rules governing Licenses have been paid, except where the failure to pay any such fees would not result in a Material Adverse Change. To the best of our knowledge, no event has occurred with respect to the Licenses which, with the giving notice or the lapse of time or both, would constitute grounds for the revocation of any Licenses. To the best of our knowledge, each of the Company and the Subsidiaries is in compliance in all material respects with the terms of the Licenses, as applicable, and to the best of our knowledge, there is no condition, event or occurrence existing, nor is there any proceeding being conducted of which we have received notice, nor, to the best of our knowledge, is there any proceeding threatened, by any governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Licenses, or the imposition of any penalty or fine (that is material to the Company and the Subsidiaries, taken as a whole) by any regulatory authority

                                     Annex A
                        Form of Initial Purchaser Letter

[Initial Purchaser's Letterhead]
[Date]

Lehman Brothers Inc.
745 Seventh Avenue, 19th Floor
New York, New York  10019

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Fax:     (xxx) xxx-xxxx

Attn:    [                   ]

Re:      Dobson Communications Corporation 8?% Senior Notes due 2013

Ladies and Gentleman:

We refer to the Purchase Agreement, dated September 12, 2003. Pursuant to
Section 12 of the Purchase Agreement, we are pleased to confirm our agreement to purchase $[ ] aggregate principal amount of Notes as described in the Purchase Agreement. By executing this letter, we agree to be bound by the terms and the conditions of the Purchase Agreement.

Our decision to purchase Notes is based on an independent investigation of the Company and not on reliance upon any material furnished to us by Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. as the Representatives, or any of their respective subsidiaries or affiliates, which, if so furnished, are hereby acknowledged by us to have been for informational purposes only and without representation or warranty. We agree that allocations will be made at the sole discretion of the Company and the Representatives.

Very truly yours,


---------------------------------

Institution:
Name:
Title
Telephone Number:
Fax Number:

Please return this form, by fax, to the attention of [                   ], fax
(xxx) xxx-xxxx, no later than 5:00 PM New York time on _____________, 2003.


                                       D-1